EXHIBIT 99.1

Structured Asset Trust Unit Repackagings (SATURNS)
Series 2002-3 Trust
Receipt of Notice of Intent to Exercise Call Options in Full

CUSIP:  80410A202 (A Unit)
CUSIP:  80410AAA1 (B Unit)
Symbol:  MJT

FOR IMMEDIATE RELEASE:
January 28, 2011

NEW YORK, NEW YORK – Structured Asset Trust Unit Repackagings (SATURNS), DPL Capital Security Backed Series 2002-3 Trust (the “Trust”) (New York Stock Exchange Ticker Symbol “MJT”), announced today that it has received a notice of exercise notifying the Trust of the intended exercise of 100% of the outstanding Call Options representing the right to acquire 54,550 principal amount of the Bonds (which represents 100% of the Bonds held by the Trust), at a price equal to 100% of the principal amount of such Bonds plus accrued interest for settlement on February 22, 2011 (the “Intended Settlement Date”).  Under the terms of the Call Options, the exercise of the Call Options may be rescinded prior to the Intended Settlement Date, in which case settlement of the relevant Call Options would not occur and the Call Options would continue in effect and could be exercised on a subsequent date.  If settlement of the Call Options occurs pursuant to the notice of exercise on the Intended Settlement Date, then Class A Unitholders will receive the par value plus accrued interest of each Class A Unit and Class B Unitholders will receive accrued interest plus the present value of the Class B Unit Interest in relation to each Class B Unit, each in an amount to be determined in accordance with the Trust Agreement.

Contact:

Thais Hayum - Assistant Vice-President
Bank of America Merrill Lynch
P: +1-312-904-8944
F: +1-312-453-6195
E: thais.hayum@bankofamerica.com